Exhibit 5.1

(269) 337-7700

January 19, 2021

Helius Medical Technologies, Inc.

645 Newtown Yardley Road

Suite 100

Newtown, PA 18940

Re:        Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Helius Medical Technologies, Inc., a Delaware corporation (the “Company”), in connection with preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (such registration statement as amended or supplemented from time to time, the “Registration Statement”) relating to the offer and sale by the Company of (i) up to $9,200,000 in the aggregate sale price of (A) units, each consisting of one share (collectively, the “Primary Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), and one warrant (collectively, “Purchaser Warrants”), to purchase 0.5 shares of Common Stock (the “Units”) and (B) shares of Common Stock issuable upon exercise of the Purchaser Warrants issued under the Units (the “Purchaser Warrant Shares”); and (ii) (A) warrants to purchase shares of Common Stock issuable to the underwriter in connection with the offering (the “Underwriter Warrants” and, together with the Purchaser Warrants, the “Warrants”), and (B) a number of shares of Common Stock equal to 4.0% of the total number of Primary Shares, issuable upon exercise of the Underwriter Warrants (the “Underwriter Warrant Shares” and, together with the Purchaser Warrant Shares, the “Warrant Shares”). The Units are to be sold to the underwriter for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”). We have assumed that the sale of the Primary Shares and Purchaser Warrants by the Company and the exercise price of the Purchaser Warrants and the Underwriter Warrants will be at a price established by the Pricing Committee of the Board of Directors of the Company at a price no less than the minimum price authorized by the Board of Directors as of the date hereof, in accordance with the Delaware General Corporation Law. We have also assumed that, (i) the Warrant Shares will be properly delivered to the persons exercising the Warrants, and (ii) at the time of exercise of the Warrants, the consideration for the issuance and sale of the Common Stock in connection with such exercise is an amount that is not less than the par value of the Common Stock. With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued and available for issuance.

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

Our opinion is limited solely to matters set forth herein. The law covered by the opinion expressed herein is limited to the Delaware General Corporation Law. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that:

1.

The Primary Shares, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, will be validly issued, fully paid and non-assessable. The Warrant

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(269) 337-7700

Shares, when they and the Warrants are offered, sold, issued and delivered by the Company and the Warrants are validly exercised as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement and the Warrants (including, without limitation, the payment in full of all applicable consideration therefor, including the exercise price, and issuance and delivery of the Warrant Shares as described therein, including proper execution and delivery to the persons exercising the Warrants of certificates for the underlying Warrant Shares in the form approved by the Company’s Board of Directors), against payment therefor, will be validly issued, fully paid and non-assessable.

2.

When the Warrants have been offered, sold, issued, duly executed and delivered by the Company as described in the Registration Statement and the related prospectus, and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, such Warrants will constitute binding obligations of the Company.

3.

The Units, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Underwriting Agreement (including, without limitation, the payment in full of all applicable consideration therefor) and the Purchaser Warrants, against payment therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

Honigman LLP

EJJ/ME/RZK

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402